Exhibit 99.2
NOTICE OF GUARANTEED DELIVERY
Genentech, Inc.
Offer To Exchange
4.40% Senior Notes Due 2010, Which Have Been Registered Under the Securities Act,
For Any and All Outstanding 4.40% Senior Notes due 2010
4.75% Senior Notes due 2015, Which Have Been Registered Under the Securities Act,
For Any and All Outstanding 4.75% Senior Notes due 2015
5.25% Senior Notes due 2035, Which Have Been Registered Under the Securities Act,
For Any and All Outstanding 5.25% Senior Notes due 2035
Pursuant to the Prospectus, dated                     , 2005
The exchange offer will expire at 5:00 p.m., New York City time, on                     , 2005, unless extended. Tenders of original notes may be withdrawn at any time prior to 5:00 p.m., New York City time, on the expiration date.
      This form or one substantially equivalent hereto must be used to accept the exchange offer of Genentech, Inc., which we refer to as the Company in this notice, made pursuant to the prospectus, dated                     , 2005, if certificates representing the Company’s outstanding 4.40% senior notes due 2010, 4.75% senior notes due 2015 and/or 5.25% senior notes due 2035, which we collectively refer to as the original notes in this notice, are not immediately available or if the procedure for book-entry transfer cannot be completed on a timely basis or time will not permit all required documents to reach The Bank of New York Trust Company, N.A., as exchange agent, prior to 5:00 p.m., New York City time, on                     , 2005, unless extended, which we refer to as the expiration date in this notice. Such form may be delivered or transmitted by facsimile transmission, mail or hand delivery to the exchange agent as set forth below. In addition, in order to utilize the guaranteed delivery procedure to tender original notes pursuant to the exchange offer, a completed, signed and dated letter of transmittal for original notes held in certificated form (or a facsimile of the letter of transmittal) or an agent’s message instead of a letter of transmittal for original notes held in book-entry form must also be received by the exchange agent prior to 5:00 p.m., New York City time, on the expiration date. Capitalized terms not defined herein shall have the respective meanings ascribed to them in the prospectus.
The exchange agent for the exchange offer is:
The Bank of New York Trust Company, N.A.

By Hand and Overnight Delivery or Certified Mail:

The Bank of New York Trust Company, N.A
c/o The Bank of New York
101 Barclay Street, 7 East
New York, New York 10286
Attn: Corporate Trust
Reorganization Unit — Carolle Montreuil
By Facsimile (for eligible institutions only): (212) 298-1915 To Confirm by Telephone (212) 815-5920 Operations For Information: (212) 815-5920
      Delivery of this notice to an address other than as set forth above or transmission of this notice via facsimile to a number other than as set forth above will not constitute a valid delivery.
      This notice is not to be used to guarantee signatures. If a signature on a letter of transmittal is required to be guaranteed by a “Medallion Signature Guarantor” under the instructions thereto, such signature guarantee must appear in the applicable space provided in the signature box on the letter of transmittal.

Ladies and Gentlemen:
      The undersigned hereby tenders to the Company, upon the terms and subject to the conditions set forth in the prospectus and the related letter of transmittal, receipt of each of which the undersigned hereby acknowledges, the aggregate principal amount of original notes set forth below, pursuant to the guaranteed delivery procedures described in the letter of transmittal and under the caption “The Exchange Offer — Guaranteed Delivery Procedures” in the prospectus.

DESCRIPTION OF ORIGINAL NOTES

	(1)	(2)		(4)
			(3)	Aggregate Principal
			Aggregate Principal	Amount of
Name and Address of	Series of Original	Certificate Number(s)	Amount of	Original Notes
Registered Holder	Notes Tendered*	(Delivered Herewith)	Original Notes	Tendered**

☐2010 Original Notes
☐2015 Original Notes
☐2035 Original Notes

☐2010 Original Notes
☐2015 Original Notes
☐2035 Original Notes

☐2010 Original Notes
☐2015 Original Notes
☐2035 Original Notes

☐2010 Original Notes
☐2015 Original Notes
Total	☐2035 Original Notes

* Indicate by checking the appropriate box the series of original notes tendered.
** Unless otherwise indicated in this column, a holder will be deemed to have tendered ALL of the original notes indicated in column 3. Original notes tendered hereby must be in denominations of $1,000 principal amount or any integral multiple thereof.

If original notes will be delivered by book-entry transfer to the Depository Trust Company, please provide the account number. Account number:

Name(s)

Capacit(y)(ies)

Address(es)

Telephone Number(s)
This notice must be signed by the registered holder(s) of original notes exactly as their name(s) appear(s) on certificate(s) representing the original notes or on a security position listing or by person(s) authorized to become registered holders by certificates and documents transmitted herewith.

X

X

Signature(s) of owners or authorized signatory	Date

GUARANTEE
(not to be used for signature guarantees)
      The undersigned, a firm or other entity identified in Rule l7Ad-15 under the United States Securities Exchange Act of 1934, as amended, as an “Eligible Guarantor Institution,” which definition includes: (i) banks (as that term is defined in Section 3(a) of the Federal Deposit Insurance Act); (ii) brokers, dealers, municipal securities dealers, municipal securities brokers, government securities dealers, and government securities brokers, as those terms are defined under the Act; (iii) credit unions (as that term is defined in Section 19(b)(1)(A) of the Federal Reserve Act); (iv) national securities exchanges, registered securities associations, and clearing agencies, as those terms are used under the Act; and (v) savings associations (as that term is defined in Section 3(b) of the Federal Deposit Insurance Act), hereby guarantees to deliver to the exchange agent, within three New York Stock Exchange trading days after the date of execution of this notice, the original notes tendered hereby, either: (a) by book-entry transfer, to the account of the exchange agent at DTC, pursuant to the procedures for book-entry delivery set forth in the prospectus, together with an agent’s message, with any required signature guarantees, and any other required documents, or (b) by delivering certificates representing the original notes tendered hereby, together with the properly completed, dated and duly executed letter of transmittal (or a manually signed facsimile of the letter of transmittal), with any required signature guarantees, and any other required documents.
      The undersigned acknowledges that it must deliver the original notes tendered hereby, either (i) in the case of original notes held in book-entry form, by book-entry transfer into the account of the exchange agent at DTC, together with an agent’s message, and any required signature guarantees and other required documents, or (ii) in the case of original notes held in certificated form, by delivering to the exchange agent certificates representing the original notes tendered hereby, together with the letter of transmittal (or a manually signed facsimile copy of the letter of transmittal), and any required signature guarantees and other required documents, in either case, within the time period set forth above and that failure to do so could result in a financial loss to the undersigned.
(Please Type or Print)

(Firm Name)	(Authorized Signature)

(Print or Type Name of Signatory)

(Firm Address)	(Title)

(Area Code and Telephone Number and Fax Number)	(Date)
Do not send physical certificates representing original notes with this notice. Such physical certificates should be sent to the exchange agent, together with a properly completed and executed letter of transmittal.